UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Xtera Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 25, 2016

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Xtera Communications, Inc. on March 10, 2016, at 10:00 a.m. Central Time. The meeting will be held at the offices of DLA Piper LLP (US) located at 1717 Main Street, Suite 4600, Dallas, Texas 75201.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On January 25, 2016, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended September 30, 2015 (the “Annual Report”), over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and proxy card will be enclosed. If you receive your proxy materials via email, the email will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Paul J. Colan

Chief Financial Officer and Corporate Secretary

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 10, 2016

The 2016 annual meeting of stockholders of Xtera Communications, Inc., a Delaware corporation, will be held on Thursday, March 10, 2016, at 10:00 a.m., Central Time, at the offices of DLA Piper LLP (US) located at 1717 Main Street, Suite 4600, Dallas, Texas 75201, for the following purposes:

1.	To elect one Class I director to hold office for a three-year term and until his or her successor is elected and qualified, or his or her earlier death, resignation or removal;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends a vote FOR Items 1 and 2. Stockholders of record at the close of business on January 15, 2016, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting. For 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices. This Notice of 2016 Annual Meeting of Stockholders and Proxy Statement are being distributed or made available to stockholders beginning on or about January 25, 2016.

By order of the Board of Directors,

Paul J. Colan

Chief Financial Officer and Corporate Secretary

January 25, 2016

Allen, Texas

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2016. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of 2016 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2015 Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

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IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2016. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of 2016 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2015 Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held at the officer of DLA Piper LLP (US) located at 1717 Main Street, Suite 4600, Dallas, Texas 75201.

•	Doors open at 9:30 a.m. Central Time.

•	Meeting starts at 10:00 a.m. Central Time.

•	Proof of Xtera Communications, Inc. stock ownership and photo identification is required to attend the annual meeting.

•	The use of cameras and other recording devices is not allowed.

Questions

For Questions Regarding:	Contact:

Annual meeting	Xtera Investor Relations David H. Allen Phone: 972.649.5113 E-mail: IR@xtera.com

Stock ownership for registered holders	William Torre, Relationship Manager at American Stock Transfer & Trust Company, LLC E-mail: wtorre@amstock.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Xtera Investor Relations David H. Allen Phone: 972.649.5113 E-mail: IR@xtera.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

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Xtera Communications, Inc.

XTERA COMMUNICATIONS, INC.

500 W. BETHANY DRIVE, SUITE 100

ALLEN, TEXAS 75013

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 10, 2016

The board of directors of Xtera Communications, Inc. is soliciting your proxy for the 2016 Annual Meeting of Stockholders to be held on March 10, 2016, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about January 25, 2016. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Xtera” are to Xtera Communications, Inc. and its consolidated subsidiaries, and references to the “annual meeting” are to the 2016 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on September 30, 2015. This Proxy Statement covers our 2015 fiscal year, which was from October 1, 2014, through September 30, 2015 (“fiscal 2015”).

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on January 15, 2016, will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of this record date, a total of 17,152,826 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Internet Availability of Annual Meeting Materials

We are pleased to take advantage of the rules adopted by the SEC, allowing companies to furnish proxy materials over the Internet to their stockholders rather than mailing paper copies of those materials to each stockholder. On January 25, 2016, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our Proxy Statement for the annual meeting and our Annual Report to Stockholders for the fiscal year ended September 30, 2015, and view instructions on how to vote via the Internet or by phone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted toward the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on the director nominee. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominee to serve as a Class I director will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to the other proposals, approval of the proposal requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by applicable rules and regulations. Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1, unless you provide instructions as to how your shares should be voted. If a bank or broker holding shares returns an executed proxy card that indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal No. 1 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of the nominee named herein and “FOR” the ratification of the appointment of our independent auditors. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid, “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on March 9, 2016. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card, or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) September 30, 2021; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have a classified board of directors consisting of two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

The term of the Class I directors, Kevin J. Martin and Clinton W. Bybee, will expire on the date of the 2016 annual meeting and Mr. Martin has not been nominated for reelection. Accordingly, one person is to be elected to serve as a Class I director of the board of directors at the meeting, and one seat will remain vacant until filled by the board in accordance with the bylaws. We sincerely thank Mr. Martin for his service to the Company and our board of directors. The board’s nominee for election by the stockholders to this position is the other current Class I member of the board of directors, Clinton W. Bybee. If elected, Mr. Bybee will serve as a director until our 2019 annual meeting of stockholders and until his successor is duly elected and qualified, or his earlier death, resignation or removal. If Mr. Bybee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than one person.

The nominee for Class I director receiving the highest number of votes of shares of common stock will be elected as a Class I director. A “Withhold” vote will have no effect on the vote.

We believe that Mr. Bybee has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF CLINTON W. BYBEE AS A CLASS I DIRECTOR. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The names of our directors who will continue in office until the 2017 and 2018 annual meetings of stockholders, as well as the nominee for Class I director to be elected at this meeting, and certain information about them as of January 25, 2016, is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
Class I Director Nominated for Election at the 2016 Annual Meeting of Stockholders:

Clinton W. Bybee	Director	52	2007

Class II Directors Whose Terms Expire at the 2017 Annual Meeting of Stockholders:

Jon W. Bayless	Chairman	75	2000

Clifford H. Higgerson	Director	76	2000

Class III Directors Whose Terms Expire at the 2018 Annual Meeting of Stockholders:

Jon R. Hopper	Chief Executive Officer, President and Director	53	2004

John McLaren	Director	64	2008

Barry A. Fromberg	Director	60	2010

Nominee for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Clinton W. Bybee has served as a member of our board of directors since 2007 and previously served as a member of our board of directors from 1998 to 2003. Mr. Bybee is a co-founder and Managing Director of ARCH Venture Partners, a venture capital firm organized in 1988. Mr. Bybee concentrates primarily on advanced materials, electronics, semiconductors, photonics and infrastructure businesses. Mr. Bybee has helped organize, finance and develop numerous companies and is a board member of Cambrios Technologies, Siluria Technologies, Semprius, Cooledge Lighting and Impinj, among others, all of which are privately held companies. Mr. Bybee is an organizing member of the Texas Venture Capital Association and currently serves as its president. Previously, Mr. Bybee held various engineering positions with Amoco Corporation. Mr. Bybee holds an M.B.A. from the University of Chicago and a B.S. in petroleum engineering from Texas A&M University. We believe that Mr. Bybee’s extensive experience as an investor in, and board member of, a variety of businesses, as well as his financial expertise, makes him a valuable member of our board of directors.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

Dr. Jon W. Bayless has served as a member of our board of directors since 2000 and is currently the Chairman of our board of directors. Dr. Bayless has served as a general partner of Sevin Rosen Funds, a venture capital firm, since 1983. Dr. Bayless also serves on the board of directors of ExteNet Systems, Inc. and GENBAND Holdings Inc., both privately held companies, and has also previously served as chairman of both Landmark Graphics Corporation and CIENA Corporation, two public companies funded by Sevin Rosen Funds. Dr. Bayless holds a B.S. in electrical engineering from the University of Oklahoma, an M.S. in electrical engineering from the University of Alabama, and a Ph.D. in electrical engineering from Arizona State University. We believe that Dr. Bayless’s extensive experience working with telecommunications companies makes him a valuable member of our board of directors.

Clifford H. Higgerson has served as a member of our board of directors since 2000. Since 2006, Mr. Higgerson has held various consulting roles. Mr. Higgerson was a founding partner of ComVentures, a venture capital firm, from 1986 to 2005 and has been a general partner with Vanguard Venture Partners, a venture capital firm, since 1991. Previously, he was a director of research for Hambrecht & Quist and a director of the communications group at L.F. Rothschild, Unterberg, Towbin. Mr. Higgerson served on the board of directors and audit committee of YOU On Demand Holdings, Inc., a public company, from August 2013 to December 2015 and on the board of directors and the compensation and governance and nominating committees of Aviat Networks, Inc., a public company, from 2006 until January 2015. Mr. Higgerson also serves as a director of the privately held companies Agiliance, Geronimo Energy, Conduce, Ormet Circuits and Cafex. Mr. Higgerson holds a B.S. from the University of Illinois and an M.B.A. from the University of California at Berkeley. We believe that Mr. Higgerson’s experience as an investor in, and board member of, numerous telecommunications companies makes him a valuable member of our board of directors.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Jon R. Hopper has served as our President and Chief Executive Officer since February 2004. Before joining us, Mr. Hopper spent 15 years as the chief executive of several capital equipment companies, including Dynamotion/ATI Corp. prior to its acquisition by Electro Scientific Industries, Inc. and Intelligent Reasoning Systems, Inc. prior to its acquisition by Photon Dynamics Inc. Mr. Hopper has also held senior management positions at Photon Dynamics and Electro Scientific Industries. We believe that Mr. Hopper’s perspective as our Chief Executive Officer and his extensive management expertise make him a valuable member of our board of directors.

John McLaren has served as a member of our board of directors since 2008. Since 1994, Mr. McLaren has served as the Chairman and as a member of the board of directors of the Barchester Group, a provider of strategic and corporate financial advice to boards of directors. Mr. McLaren currently serves as a director and a member of the remuneration committee for the public company Torotrak plc. He also serves as a director for the privately held companies Macallan Distillers Limited, Buddi Limited and Eagle E-types Limited, and recently served as a director of Morrison Bowmore Distillers Limited. Previously, Mr. McLaren served as director for Morgan Grenfell and Deutsche Bank, as a director of the investment banking firm Barings, and a general partner of the venture capital firm Hambrecht & Quist Venture Partners. Mr. McLaren also has published numerous novels and is a member of the London Symphony Orchestra Advisory Board and the founder and chairman of Masterprize, a competition for symphonic composition. Mr. McLaren holds a B.A. in law from Durham University. We believe that Mr. McLaren’s experience in investment banking, international venture capital and finance makes him a valuable member of our board of directors.

Barry A. Fromberg has served as a member of our board of directors since 2010. Since June 2010, Mr. Fromberg has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled healthcare services company. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services; and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Since 2006, Mr. Fromberg has served on the board of directors of Constellation Brands, Inc., a public company, where he currently serves as chairman of the audit committee. Mr. Fromberg also serves as a director of Hospitalists Now. Mr. Fromberg holds a B.A. in accounting and an M.B.A. from the Wharton School of the University of Pennsylvania and is a member of the National Association of Corporate Directors. We believe that Mr. Fromberg’s financial and accounting expertise, as well as his management experience in a variety of industries, makes him a valuable member of our board of directors.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Dr. Bayless and Messrs. Bybee, Fromberg, Higgerson, Martin and McLaren is an “independent director” for purposes of the rules of the Nasdaq Global Market (the “Nasdaq Listing Rules”) and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors.

The definition of independence under the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.

Risk Management

Our risk management function is overseen by our board of directors. Through our management reports, our internal risk management committee and company policies, such as our corporate governance guidelines, our code of business conduct and ethics, and our audit committee’s and compensation committee’s review of financial and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Hopper, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors conduct an assessment by themselves.

Executive Sessions

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.

Meetings of the Board of Directors and Committees

The board of directors held five meetings during the fiscal year ended September 30, 2015. The board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of January 25, 2016:

Name of Director	Audit	Compensation	Nominating and Governance
Jon R. Hopper
Barry A. Fromberg	Chair
Kevin J. Martin		X
John McLaren		X	X
Jon W. Bayless			Chair
Clifford H. Higgerson	X	Chair
Clinton W. Bybee	X

Audit Committee

The members of our audit committee are Messrs. Fromberg, Higgerson and Bybee, each of whom is a non-employee member of our board of directors. Mr. Fromberg serves as the chair of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for audit committee independence purposes and financial literacy under the rules and regulations of the SEC and the Nasdaq Listing Rules, and that Mr. Fromberg qualifies as an “audit committee financial expert” under SEC rules and regulations and the financial sophistication requirements of the Nasdaq Listing Rules. The composition of our audit committee complies will all applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations.

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing, with our independent auditors, all critical accounting policies and procedures, any accounting adjustments proposed by our independent auditors and any material communications from our independent auditors to management;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•	reviewing and discussing with management and our independent auditors our annual audited financial statements and any certification, report, opinion or review rendered by our independent auditors;

•	reviewing and investigating conduct alleged to be in violation of our code of conduct and establishing procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	preparing the audit committee report required in our annual proxy statement;

•	reviewing the appointment, organization, budget, staffing and charter of the internal audit function, and the annual internal audit plan, and reviewing with management any reports of the internal audit function; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The audit committee held three meetings during the fiscal year ended September 30, 2015. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

The members of our compensation committee are Messrs. Higgerson, Martin and McLaren. Mr. Higgerson serves as the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the current requirements of the Nasdaq Listing Rules, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	reviewing and approving the following for our chief executive officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the company’s senior management team and key operating personnel, are essential to Xtera’s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans.

The compensation committee did not hold any meetings during the fiscal year ended September 30, 2015.

Nominating and Governance Committee

The members of our nominating and governance committee are Dr. Bayless and Mr. McLaren. Dr. Bayless serves as the chair of our nominating and governance committee. Our board of directors has determined that each designated member of our nominating and governance committee meets the requirements for independence under the requirements of the Nasdaq Global Market and SEC rules and regulations.

Our nominating and governance committee is responsible for, among other things:

•	assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•	developing, recommending and reviewing corporate governance principles and a code of conduct applicable to us;

•	assisting the board in its evaluation of the performance of our board of directors and each committee thereof;

•	recommending corporate governance principles and a code of conduct; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The nominating and governance committee did not hold any meetings during the fiscal year ended September 30, 2015.

Director Nominations

Our nominating and governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and governance committee’s goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. When considering nominees for election as directors, the nominating and governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and governance committee. The nominating and governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence” and at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and governance committee also believes it appropriate for our chief executive officer to participate as a member of the board of directors.

The nominating and governance committee will evaluate annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining whether the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholders Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Xtera Communications, Inc.

c/o Corporate Secretary

500 W. Bethany Drive, Suite 100

Allen, Texas 75013

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. We completed our initial public offering in November 2015 and did not have an annual meeting of stockholders in fiscal 2015.

Committee Charters and Other Corporate Governance Materials

We have adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. The Code is available on the investor relations section of our website at http://ir.xtera.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Xtera Communications, Inc., 500 W. Bethany Drive, Suite 100, Allen, Texas 75013. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.

Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee, and the nominating and governance committee. Each charter is available on the investor relations section of our website at http://ir.xtera.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://ir.xtera.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Xtera Communications, Inc., 500 W. Bethany Drive, Suite 100, Allen, Texas 75013.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an officer or employee of Xtera. During the fiscal year ended September 30, 2015, none of our company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Xtera Communications, Inc. for the fiscal year ending September 30, 2016. Grant Thornton has served as our auditor since 2012. A representative of Grant Thornton is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Grant Thornton for the fiscal years ended September 30, 2015 and 2014:

	Fiscal 2015	Fiscal 2014
Audit fees(1)	$215,712	$129,800
Audit-related fees(2)	$166,850	$—
Tax fees(3)	$3,749	$4,308
All other fees(4)	$9,800	$—

Total fees	$396,112	$134,108

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Fees billed in fiscal 2015 include fees related to our November 2015 initial public offering.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.
(4)	All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Grant Thornton are compatible with maintaining the independence of Grant Thornton. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has pre-approved all services since the pre-approved policy was adopted. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of Grant Thornton as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Grant Thornton as our independent registered public accounting firm, the audit committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three directors. Messrs. Fromberg, Higgerson and Bybee are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Xtera’s website at http://ir.xtera.com.

The audit committee oversees Xtera’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Xtera’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Xtera’s independent registered public accounting firm, Grant Thornton LLP, is responsible for expressing an opinion as to the conformity of our audited consolidated financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Grant Thornton LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of Xtera’s financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Xtera’s board of directors that the company’s audited consolidated financial statements be included in Xtera’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

AUDIT COMMITTEE

Barry A. Fromberg, Chairman

Clifford H. Higgerson

Clinton W. Bybee

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Xtera under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Xtera specifically incorporates such information by reference in such filing, and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table presents compensation information for fiscal 2015 and 2014 paid to, or earned by, our principal executive officer and our two other most highly compensated persons serving as executive officers as of September 30, 2015. We refer to these executive officers as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	All Other Compensation(1)	Total
Jon R. Hopper	2015	$360,000	$18,790	$378,790
Chief Executive Officer and President	2014	394,614	28,536	423,150

Gary Otake	2015	287,829	8,211	296,040
Senior Vice President, Global Sales	2014	407,732	9,411	417,143

Les Barkley	2015	259,613	18,790	278,403
Executive Vice President and Managing Director, AMEA	2014	273,077	29,725	302,802

(1)	Consists of premiums paid for medical, dental, short-term disability, long-term disability, and life and accidental death and dismemberment insurance.

Executive Officers

The following table sets forth information regarding our executive officers as of January 25, 2016:

Name	Age	Position
Jon R. Hopper	53	Chief Executive Officer, President and Director
Paul J. Colan	46	Executive Vice President, Chief Financial Officer and Secretary
Herve Fevrier	58	Executive Vice President and Chief Strategy Officer
Les Barkley	57	Executive Vice President and Managing Director, AMEA
Keith Henderson	57	Executive Vice President, Global Operations
Gary Otake	54	Senior Vice President, Global Sales

Mr. Hopper’s biography can be found on page 5 of this Proxy Statement with the biographies of the other members of the board of directors. Biographies for our other executive officers, including our other named executive officers, are below.

Paul J. Colan has served as our Executive Vice President and Chief Financial Officer since July 2015. Mr. Colan also served as our Chief Financial Officer from February 2004 through October 2013. From May 2013 through July 2015, Mr. Colan was the President of Offices To Go, Inc., a national liquidator of office furniture. Prior to joining us in 2004, Mr. Colan served as Chief Financial Officer of Extreme Drivers, Inc. Mr. Colan served as the Director of Finance of Photon Dynamics from 2001 to 2003 and as the Vice President of Finance for Intelligent Reasoning Systems, Inc. from 2000 until its acquisition by Photon Dynamics in 2001. Mr. Colan holds a B.S. in Business Administration from the University of Nebraska-Lincoln.

Dr. Herve Fevrier has served in various positions with Xtera since 2000, most recently as our Executive Vice President and Chief Strategy Officer since 2013. Previously, Dr. Fevrier spent more than 17 years with Alcatel, now Alcatel-Lucent SA, in a wide variety of responsibilities, including Director of the Photonic Networks research unit, Sr. Director for DWDM Product Development Worldwide, Vice President & General Manager of Optical Networks Alcatel USA and VP Network and Product Strategy Alcatel Optics. Dr. Fevrier holds a doctoral degree in physics and physical chemistry from the University of Paris and an engineering degree from the Ecole Centrale de Paris.

Keith Henderson has served as our Executive Vice President of Global Operations since 2003. Mr. Henderson is a Chartered Engineer, as certified by the Engineering Council, and has over 20 years of experience in operations management. Mr. Henderson’s career has encompassed a wide range of responsibilities with companies ranging from venture funded start-up companies to multi-national organizations. Prior to joining us in 2003, Mr. Henderson was Operations Director for BAE Systems plc in Scotland with responsibility for electro optical systems and sensors for avionic applications. Mr. Henderson also previously served in various roles at STC plc and Alcatel Lucent SA specializing in the design and development of submarine fiber optic cables.

Les Barkley has served as our Executive Vice President since 2011 and our Executive Vice President and Managing Director of Xtera Asia, Middle East and Africa since 2012. From 2004 to 2012, Mr. Barkley served as the Managing Operating Manager of Willow Creek Partners, LLC. From 2008 to 2012, Mr. Barkley served on the board of directors of MGR Nuclear, Ltd., a privately held company. From 2002 through 2005, Mr. Barkley was the Vice President, Asia Pacific for Photon Dynamics, Inc., and from 1995 to 2002, he was the co-founder of the China-based Gateway International Investment Company. Mr. Barkley also was the Managing Director of Sun Group International, one of the first foreign investment and advisory firms approved in China, and has worked periodically in multiple capacities on behalf of agencies and departments of the U.S. and foreign governments. Mr. Barkley holds a B.A. in business from the University of Southern California.

Gary Otake has served as our Senior Vice President, Global Sales since 2004. Previously, Mr. Otake served as Vice President of Global Sales for Extreme Devices, Inc., a semiconductor company, and as Vice President of Sales (Japan Region) for Photon Dynamics. Mr. Otake also previously worked for Raychem Corporation as Regional Account Executive and for Electro Scientific Industries, Inc., where he held positions of Senior Account Manager, Director of Business Development as well as management and engineering positions for the Semiconductor Products Division. Mr. Otake holds a B.S. in electrical engineering from the University of California, Davis.

Employment Agreements

We do not currently have any employment agreements with our named executive officers. However, we have entered into offer letters with certain of our named executive officers, as described below. All of our named executive officers are employed on an at-will basis, with no fixed term of employment.

Jon Hopper

Mr. Hopper is party to an offer letter with us dated January 29, 2004. He is eligible to receive an annual bonus between 50% and 100% of his base salary upon the achievement of certain corporate objectives as determined by our board of directors. Pursuant to the offer letter, Mr. Hopper also received an option to purchase 88,462 shares of our common stock.

Gary Otake

Mr. Otake is a party to an offer letter with us dated May 27, 2004. He is eligible to receive an annual bonus between 50% and 100% of his base salary upon the achievement of certain corporate objectives as determined by our chief executive officer. Pursuant to the offer letter, Mr. Otake also received an option to purchase 19,231 shares of our common stock.

Les Barkley

Mr. Barkley is party to an offer letter with us dated June 21, 2011. He is eligible to receive an annual bonus equal to 50% of his base salary upon the achievement of certain corporate objectives as determined by our board of directors. Pursuant to the offer letter, Mr. Barkley also received an option to purchase 38,462 shares of our common stock.

401(k)

We maintain a 401(k) retirement plan, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate in the 401(k) plan immediately on the date they commence employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in the fiscal year ended September 30, 2015, and have the amount of the reduction contributed to the 401(k) plan. We may, in our sole discretion, make qualified matching employer contributions on behalf of our employees who are eligible to participate in the 401(k) plan.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2015.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2015.

Outstanding Equity Awards at September 30, 2015

The following table sets forth information regarding outstanding equity awards held by our named executive officers at September 30, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date
Jon R. Hopper	135,577	(2)	2,885	(2)	$0.52	10/12/2021
	98,148	(3)	—		$1.56	4/20/2020
Gary Otake	9,039	(4)	192	(4)	$0.52	10/13/2021
Les Barkley	38,462	(5)	—		$0.52	10/13/2021

(1)	Shares of common stock.
(2)	This option grant vested as to 1/48 of the total option grant monthly, beginning on October 13, 2011.
(3)	This option grant vested as to 1/48 of the total option grant monthly, beginning on October 22, 2008.
(4)	This option grant vested as to 1/48 of the total option grant monthly, beginning on October 13, 2011.
(5)	This option grant vested as to 1/4 of the total option grant on July 1, 2012, and thereafter as to 1/48 of the total option grant monthly.

Compensation of Directors

In connection with our initial public offering, in November 2015, we implemented a director compensation policy, pursuant to which our non-employee directors are entitled to receive an annual cash fee of $25,000 and an annual equity award of $75,000 in restricted stock. The annual equity awards were first made in connection with the completion of our initial public offering and will fully vest on the date of the 2016 annual meeting of stockholders. Thereafter, the annual equity awards will be granted on the date of our annual meeting of stockholders, beginning with the 2016 annual meeting. The annual equity awards made at each annual meeting will fully vest in one installment on the one-year anniversary of the grant date. The number of shares underlying the restricted stock units is determined by dividing $75,000 by the closing price of our common stock on the date of grant, or with respect to the initial annual equity awards made in connection with the completion of our initial public offering, the initial public offering price of shares of our common stock. Independent non-employee directors receive an additional $5,000 annually for serving on our Audit Committee, an additional $5,000 annually for serving on our Compensation Committee, and an additional $5,000 annually for serving on our Nominating and Governance Committee. The chairman of our Audit Committee receives an additional $10,000 annually, the chairman of our Compensation Committee receives an additional $10,000 annually, and the chairman of our Nominating and Governance Committee receives an additional $10,000 annually. Members of our board of directors are reimbursed for travel and other out-of-pocket expenses in connection with attending meetings.

During the last fiscal year, none of our directors earned or was paid cash, stock or other compensation for service as a director. The following table presents the total stock options granted and outstanding for each of our non-employee directors at September 30, 2015:

Name	Number of Stock Options(#) Outstanding
Jon W. Bayless	—
Clifford H. Higgerson	—
Clinton W. Bybee	—
John McLaren	7,693
Kevin J. Martin	26,924
Barry A. Fromberg	26,924

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of our 1999 Stock Plan, our 2011 Stock Plan and our 2015 Equity Incentive Plan (the “2015 Plan”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of September 30, 2015. The 2015 Plan was adopted in connection with our initial public offering in November 2015. Shares reserved under the 2015 Plan are not reflected in the table below because the 2015 Plan was not effective as of September 30, 2015.

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	836,767	$1.82	(2)	158,511
Equity compensation plans not approved by stockholders	—	—		—

Total	836,767			158,511

(1)	In connection with our initial public offering in November 2015, our board of directors adopted and our stockholders approved the 2015 Plan. A total of 3,158,511 shares of common stock have been reserved for issuance under the 2015 Plan as of its adoption. The 2015 Plan provides that the number of shares reserved for issuance under that plan automatically increased on January 1, 2016, and will automatically increase on each subsequent anniversary through 2025, by an amount equal to the lesser of (i) 3.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The reserve under the 2015 Plan also will be increased to include any shares subject to outstanding stock options under the 1999 Stock Plan or 2011 Stock Plan that are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 1999 Stock Plan or 2011 Stock Plan.
(2)	The weighted average exercise price is calculated based solely on outstanding stock options. No restricted stock units were outstanding as of September 30, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance, including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers and Directors” elsewhere in this proxy statement and the transactions described below.

Note Issuances

In December 2012 and August 2013, we entered into note purchase agreements, as amended, pursuant to which we issued approximately $27.0 million of convertible promissory notes. Convertible notes with approximately $25.9 million of principal were issued pursuant to the August 2013 note purchase agreement, or the 2013 Notes, and convertible notes with approximately $1.1 million of principal were issued pursuant to the December 2012 note purchase agreement, or the 2012 Notes. Both the 2012 Notes and the 2013 Notes carried an annual interest rate of 6% and were subordinated to the interests of our credit facilities with Square 1 Bank and Horizon Technology Finance Corporation. The 2013 Notes provided that they would convert (i) into shares of the Company’s equity securities at the option of the holders of at least two-thirds of the outstanding principal and interests of the notes on terms mutually agreed upon by such holders and us or (ii) into shares of our common stock immediately prior to our initial public offering at a 66 2/3% discount to the anticipated fair market value of our common stock in the offering. The 2012 Notes provided that they would convert into shares of our equity securities at the option of the holders of at least two-thirds of the outstanding principal and interests of the notes on terms mutually agreed upon by such holders and the us. All of the 2012 Notes and 2013 Notes provided that upon a Liquidation Event (as defined in our amended and restated certificate of incorporation in effect prior to this offering), the notes would become due and payable in an amount equal to four times the principal balance of the notes plus all accrued but unpaid interest. All of the 2012 Notes and 2013 Notes became due and payable on February 12, 2015. On August 25, 2015, all of the 2012 Notes and 2013 Notes were cancelled in exchange for the issuance of shares of our Series E-3 preferred stock. See “Note Conversion” below for additional information.

In June 2014, we issued $2.0 million of demand notes, the 2014 Demand Notes, to existing investors. The 2014 Demand Notes carried an annual interest rate of 12% and were subordinated to the interests of our credit facilities with Square 1 Bank and Horizon Technology Finance Corporation. The 2014 Demand Notes, as amended, were payable upon demand at any time on or after July 15, 2014 and matured on February 12, 2015.

On August 25, 2015, all of the 2014 Demand Notes were cancelled in exchange for the issuance of shares of our Series E-3 preferred stock. Prior to the cancellation of the 2014 Demand Notes, the notes were amended to provide that they would automatically convert into shares of the our equity securities at the option of the holders of at least seventy-five percent of the outstanding principal and interest of the demand notes on terms mutually agreed upon by such holders and us. See “Note Conversion” below for additional information.

In June 2015, we issued $4.8 million of demand notes, the 2015 Demand notes, to certain existing investors. The 2015 Demand Notes carried an annual interest rate of 12% and were subordinated to the interests of our credit facilities with Square 1 Bank and Horizon Technology Finance Corporation. The 2015 Demand Notes were payable upon demand at any time on or after July 1, 2015 and would have matured on October 31, 2015. On August 25, 2015, all of the 2015 Demand Notes were cancelled in exchange for the issuance of shares of our Series E-3 preferred stock. Prior to the cancellation of the 2015 Demand Notes, the notes were amended pursuant to their terms to provide that they would automatically convert into shares of the our equity securities at the option of the holders of at least seventy-five percent of the outstanding principal and interests of the demand notes on terms mutually agreed upon by such holders and us. See “Note Conversion” below for additional information.

Certain of the 2015 Demand Notes were purchased by members of our board of directors, executive officers and holders of more than 5% of any class of our voting securities at the time of purchase. The table below summarizes these purchases:

Purchaser	Aggregate Principal of 2015 Demand Notes
Entities affiliated with ARCH Venture Partners(1)	$2,000,000
Entities affiliated with New Enterprise Associates(2)	2,000,000
Clifford H. Higgerson(3)	300,000

Total:	$4,300,000

(1)	Entities affiliated with ARCH Venture Partners hold greater than 5% of our voting securities and are affiliated with Clinton W. Bybee, a member of our board of directors.
(2)	Entities affiliated with New Enterprise Associates hold greater than 5% of our voting securities.
(3)	Clifford H. Higgerson is a member of our board of directors.

Note Conversion

On August 25, 2015, we entered into a stock purchase agreement with holders of the 2012 Notes, the 2013 Notes, the 2014 Demand Notes and the 2015 Demand Notes, collectively, the Notes, pursuant to which all outstanding principal and interest under the Notes was cancelled in exchange for the issuance of 4,410,775 shares of a new series of preferred stock, our Series E-3 preferred stock, at a purchase price of $8.55 per share for an aggregate purchase price of $37.7 million, all of which was satisfied through the cancellation of the indebtedness under the Notes. The transaction was approved by a special committee of our board of directors consisting of disinterested, independent directors. Prior to the cancellation of the Notes, all outstanding demand notes, including the 2015 Demand Notes, were also amended to provide that they would automatically convert into shares of the our equity securities at the option of the holders of at least seventy-five percent of the outstanding principal and interests of each such series of demand notes on terms mutually agreed upon by such holders and us.

A portion of the shares of Series E-3 preferred stock issued upon cancellation of the Notes was issued to certain members of our board of directors, executive officers and holders of more than 5% of any class of our voting securities at the time of the issuance, including entities that became holders of more than 5% of any class of our voting securities as a result of the issuance. The table below summarizes these issuances:

Investor	Shares of Series E-3 Preferred	Total Purchase Price
Entities affiliated with New Enterprise Associates(1)	906,577	$7,754,848
Entities affiliated with ARCH Venture Partners(2)	899,158	7,691,396
Entities affiliated with VantagePoint Capital Partners(3)	624,979	5,346,052
Entities affiliated with the Wellcome Trust(4)	436,458	3,733,451
Entities affiliated with Sevin Rosen Funds(5)	131,251	1,122,712
Jon R. Hopper(6)	444,680	3,803,776
Clifford H. Higgerson(7)	295,990	2,531,891
Jon W. Bayless(8)	64,590	552,502
Gary Otake(9)	43,345	370,772
An entity affiliated with Les Barkley(10)	25,403	217,293

Total:	3,872,431	$33,124,693

(1)	Entities affiliated with New Enterprise Associates hold greater than 5% of our voting securities.
(2)	Entities affiliated with ARCH Venture Partners hold greater than 5% of our voting securities and are affiliated with Clinton W. Bybee, a member of our board of directors.
(3)	Entities affiliated with VantagePoint Capital Partners holder greater than 5% of our voting securities.
(4)	Entities affiliated with the Wellcome Trust hold greater than 5% of our voting securities.
(5)	Entities affiliated with Sevin Rosen Funds hold greater than 5% of our voting securities and are affiliated with Jon W. Bayless, a member of our board of directors.
(6)	Includes 47,213 shares of Series E-3 Preferred, with a purchase price of $403,852, held by the Estate of Donald W. Brooks. Jon R. Hopper is the executor of the Estate of Donald W. Brooks, and although he has no pecuniary interest in such shares, he may be deemed to have voting and dispositive power over the shares held by such estate. Mr. Hopper is our chief executive officer and a member of our board of directors.
(7)	Clifford H. Higgerson is a member of our board of directors.
(8)	Jon W. Bayless is a member of our board of directors and affiliated with Sevin Rosen Funds, a holder of greater than 5% of our voting securities.
(9)	Gary Otake is our Senior Vice President, Global Sales.
(10)	Les Barkley is our Executive Vice President and Managing Director, EMEA.

Warrant Exercises

In connection with convertible notes issued in a bridge financing that closed on April 22, 2011, we issued warrants to purchase a total of 119,881 shares of our common stock to several individuals and entities. The warrants were immediately exercisable on issuance and were to expire on the earlier of April 22, 2021, or the consummation of our initial public offering. The exercise price was $0.26 per share. In September 2015, all outstanding warrants for shares of our common stock were exercised in exchange for cash by the warrant holders, including by certain members of our board of directors and holders of more than 5% of any class of our voting securities at the time of exercise. The table below summarizes these exercises:

Warrant Holder	Shares of Common Stock Issued Upon Exercise	Total Exercise Price
An entity affiliated with ARCH Venture Partners(1)	7,882	$2,049
An entity affiliated with New Enterprise Associates(2)	31,526	8,197
An entity affiliated with The Wellcome Trust(3)	61,476	15,984
Entities affiliated with Sevin Rosen Funds(4)	15,764	4,098
Clifford H. Higgerson(5)	3,153	820
Total:	119,801	$31,148

(1)	Entities affiliated with ARCH Venture Partners hold greater than 5% of our voting securities and are affiliated with Clinton W. Bybee, a member of our board of directors.
(2)	Entities affiliated with New Enterprise Associates hold greater than 5% of our voting securities.
(3)	Entities affiliated with The Wellcome Trust hold greater than 5% of our voting securities.
(4)	Entities affiliated with Sevin Rosen Funds hold greater than 5% of our voting securities and are affiliated with Jon W. Bayless, a member of our board of directors.
(5)	Clifford H. Higgerson is a member of our board of directors.

Insider Participation in Our Initial Public Offering

In November 2015, certain of our executive officers, directors and holders of greater than 5% of our voting securities at the time of our initial public offering purchased shares of our common stock from the underwriters in our initial public offering. The purchase price for each share of common stock was $5.00 per share, which was the public offering price of shares of our common stock in our initial public offering. The underwriters of our initial public offering received the same underwriting discount on the shares purchased by these stockholders as they did on any other shares sold to the public in our initial public offering. The table below summarizes these purchases:

Investor	Shares of Common Stock Purchased	Total Purchase Price
An entity affiliated with The Wellcome Trust(1)	600,000	$3,000,000
Entities affiliated with Sevin Rosen Funds(2)	200,000	1,000,000
An entity affiliated with ARCH Venture Partners(3)	300,000	1,500,000
Entities affiliated with New Enterprise Associates(4)	800,000	4,000,000
Jon R. Hopper(5)	100,000	500,000

Total:	2,000,000	$10,000,000

(1)	Entities affiliated with The Wellcome Trust hold greater than 5% of our voting securities.
(2)	Entities affiliated with Sevin Rosen Funds hold greater than 5% of our voting securities and are affiliated with Jon W. Bayless, a member of our board of directors.

(3)	Entities affiliated with ARCH Venture Partners hold greater than 5% of our voting securities and are affiliated with Clinton W. Bybee, a member of our board of directors.
(4)	Entities affiliated with New Enterprise Associates hold greater than 5% of our voting securities.
(5)	Mr. Hopper is our president and chief executive officer and a member of our board of directors.

Restricted Stock Granted to Directors

On December 15, 2015, we granted 15,000 restricted stock units to each of Clifford H. Higgerson, John A. McLaren, Kevin J. Martin and Barry A. Fromberg pursuant to our non-employee director compensation policy. The number of restricted stock units was determined by dividing $75,000 by $5.00, which was the public offering price of shares of our common stock in our initial public offering completed in November 2015. The restricted stock units granted to each of Messrs. Higgerson, McLaren, Martin and Fromberg will fully vest on the date of our 2016 annual meeting of stockholders.

Investors’ Rights Agreement

We are party to a second amended and restated investors’ rights agreement, as amended, with certain of our stockholders. The second amended and restated investors’ rights agreement provides, among other things, that such stockholders are granted certain registration rights with respect to shares of our common stock, including shares of common stock issued or issuable upon conversion of the shares of our preferred stock, and that a preemptive right is granted to participate in sales of our shares by us, subject to specified exceptions, to certain stockholders. The provisions of this agreement related to preemptive rights terminated upon completion of our initial public offering in November 2015.

Voting Agreement

We were party to a second amended and restated voting agreement with certain of our stockholders. The voting agreement provided, among other things, for the voting of shares with respect to certain transactions approved by a majority of the holders of our outstanding preferred stock. This agreement terminated upon completion of our initial public offering in November 2015.

Preferred Stockholder Agreement

We were party to a preferred stockholder agreement, as amended, with certain of our stockholders. The preferred stockholder agreement, among other things, provided for the voting of shares with respect to the constituency of the board of directors, granted us certain rights of first refusal with respect to proposed transfers of our securities by certain stockholders; and granted certain of our investors certain rights of first refusal with respect to proposed transfers of our securities by certain stockholders. This agreement terminated upon completion of our initial public offering in November 2015.

Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper benefit; or

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding. We also maintain directors’ and officers’ liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of January 15, 2016, by:

•	each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 17,152,826 shares of common stock outstanding as of January 15, 2016. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 15, 2016, are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Xtera Communications, Inc., 500 W. Bethany Drive, Suite 100, Allen, Texas 75013.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage (%)
5% Stockholders:
Entities affiliated with ARCH Venture Partners(1)	1,885,090	11.0%
Entities affiliated with New Enterprise Associates(2)	4,631,538	21.2%
Entities affiliated with Sevin Rosen Funds(3)	1,210,984	7.1%
Entities affiliated with The Wellcome Trust(4)	2,472,813	14.4%
Named Executive Officers and Directors:
Jon R. Hopper(5)	982,498	5.7%
Les Barkley(6)	63,865	*
Gary Otake(7)	81,953	*
Jon W. Bayless(8)	1,325,118	7.7%
Clifford H. Higgerson(9)	453,477	2.6%
Clinton W. Bybee(1)	1,885,090	11.0%
John McLaren(10)	41,924	*
Kevin J. Martin(11)	41,924	*
Barry A. Fromberg(12)	41,924	*
All executive officers and directors as a group (12 persons)(13)	5,253,236	30.6%

*	Beneficial ownership of less than 1% of outstanding shares.

(1)	Consists of 1,283 shares held by ARCH Entrepreneurs Fund, L.P., or AEF; 60,477 shares held by ARCH Venture Fund III, L.P., or AVF III; 66,806 shares held by ARCH Venture Fund IV, L.P., or AVF IV; 36,121 shares held by ARCH Venture Fund IVA, L.P., or AVF IVA; and 1,720,403 shares held by ARCH Venture Fund VI, L.P., or AVF VI. The sole general partner of AVF III is ARCH Venture Partners, LLC, or AVP LLC, which may be deemed to beneficially own the shares held by AVF III. AVP LLC disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The managing directors of AVP LLC are Keith Crandell, Clinton W. Bybee, Steven Lazarus and Robert Nelsen, and as such, they may be deemed to have shared voting and dispositive power over the shares held by AVF III. Messrs. Crandell, Bybee, Lazarus and Nelsen disclaim beneficial ownership in such shares, except to the extent of any pecuniary interest therein. The sole general partner of AVF IV, AVF IVA, and AEF is ARCH Venture Partners IV, LLC, or AVP IV LLC, which may be deemed to beneficially own the shares held by AVF IV, AVF IVA, and AEF. AVP IV LLC disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The managing directors of AVP IV LLC are Keith Crandell, Clinton W. Bybee, Steven Lazarus and Robert Nelsen, and as such, they may be deemed to have shared voting and dispositive power over the shares held by AVF IV, AVF IVA, and AEF. Messrs. Crandell, Bybee, Lazarus and Nelsen disclaim beneficial ownership in such shares, except to the extent of any pecuniary interest therein. The sole general partner of AVF VI is ARCH Venture Partners VI, L.P., or AVP VI LP, which may be deemed to beneficially own the shares held by AVF VI. The sole general partner of AVP VI LP is ARCH Venture Partners VI, LLC, or AVP VI LLC, which may be deemed to beneficially own the shares held by AVF VI. AVP VI LP and AVP VI LLC disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The managing directors of AVP VI LLC are Keith Crandell, Clinton W. Bybee and Robert Nelsen, and as such, they may be deemed to have shared voting and dispositive power over the shares held by AVF VI. Messrs. Crandell, Bybee, and Nelsen disclaim beneficial ownership in such shares, except to the extent of any pecuniary interest therein. Mr. Bybee is a member of our board of directors. The principal business address of entities and individuals affiliated with ARCH Venture Partners is 8725 W. Higgins Road Suite 290, Chicago, IL 60631.
(2)	Consists of 1 share held by NEA Venture 2000 LP, or Ven 2000; 971,773 shares held by New Enterprise Associates 10, L.P., or NEA 10; and 2,659,804 shares held by New Enterprise Associates 9, L.P., or NEA 9. The shares directly held by Ven 2000 are indirectly held by Pamela J. Clark, the sole general partner of Ven 2000, who holds voting and dispositive power over the shares held by Ven 2000. The shares directly held by NEA 10 are indirectly held by NEA Partners 10, L.P., or NEA Partners 10, the sole general partner of NEA 10. Peter J. Barris, Scott D. Sandell and M. James Barrett are the general partners of NEA Partners 10 and share voting and investment power with respect to the shares held by NEA 10. The shares directly held by NEA 9 are indirectly held by NEA Partners 9, L.P., or NEA Partners 9, the sole general partner of NEA 9. Peter J. Barris is the sole general partner of NEA Partners 9 and shares voting and investment power with respect to the shares held by NEA 9. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(3)	Consists of 1,165,984 shares held by Sevin Rosen Fund VII LP, or SRFVII; 44,803 shares held by Sevin Rosen VII Affiliates Fund L.P., or SRVII AFF; and 197 shares held by Sevin Rosen Bayless Management Company, or SRBMC. SRB Associates VII L.P., or SRBAVII, is the general partner of SRFVII and SRVII AFF. SRBAVII disclaims beneficial ownership of the shares held by SRFVII and SRVII AFF except to the extent of its pecuniary interest therein. Dr. Bayless, Stephen L. Domenik, Stephen M. Dow, John V. Jaggers, Charles H. Phipps and Jackie R. Kimzey are general partners of SRBAVII and as such are deemed to have shared voting and dispositive power of the shares held by SRFVII and SRVII AFF, and each disclaims beneficial ownership of these shares, except to the extent of their proportionate interest in these shares. Dr. Bayless and Messrs. Domenik, Dow, Jaggers, Phipps and Kimzey are directors of SRBMC and as directors are deemed to have shared voting and dispositive power of the shares held by SRBMC and disclaim beneficial ownership with no pecuniary interest in these shares. Dr. Bayless is a member of our board of directors. The principal address of each affiliated entity, Dr. Bayless and Messrs. Domenik, Dow, Jaggers, Phipps and Kimzey is 13355 Noel Road, Suite 1350, Dallas, TX 75240.

(4)	Consists of 1,777,892 shares held by Wellcome Trust Investments 2 Unlimited, and 694,921 shares held by The Wellcome Trust Limited as Trustee of the Wellcome Trust. Responsibility for the activities of The Wellcome Trust lies with the Board of Governors of The Wellcome Trust Limited, which comprises William Castell, Kay Davies, Tobias Bonhoeffer, Alan Brown, Damon Buffini, Michael Ferguson, Bryan Grenfell, Richard Hynes, Anne Johnson, Eliza Manningham-Buller and Peter Rigby. The Board of Governors share all voting and investment power with respect to the shares held by The Wellcome Trust Limited as trustee of the Wellcome Trust. Each of the members of the Board of Governors disclaims beneficial ownership of such shares. Responsibility for the activities of Wellcome Trust Investments 2 Unlimited lies with its board of directors, which comprises Danny Truell, Peter Pereira Gray, Nick Moakes and Susan Wallcraft. The board of directors share all voting and investment power with respect to the shares held by Wellcome Trust Investments 2 Unlimited. Each of the members of the board of directors disclaims beneficial ownership of such shares. Wellcome Trust Investments 2 Unlimited is a wholly-owned subsidiary of The Wellcome Trust Limited as trustee of the Wellcome Trust. The address of The Wellcome Trust Limited as trustee of the Wellcome Trust and of Wellcome Trust Investments 2 Unlimited is 215 Euston Road, London NW1 2BE, United Kingdom.
(5)	Includes 236,610 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016, and 161,368 shares held by the Estate of Donald W. Brooks. Mr. Hopper is the executor of the Estate of Donald W. Brooks, and although he has no pecuniary interest in such shares, he may be deemed to have voting and dispositive power over the shares held by such estate. Mr. Hopper is our President and Chief Executive Officer and a member of our board of directors.
(6)	Mr. Barkley is our Executive Vice President and Managing Director, AMEA.
(7)	Includes 9,231 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016. Mr. Otake is our Senior Vice President, Global Sales.
(8)	Includes the shares held by entities affiliated with Sevin Rosen Funds. See footnote (3). Dr. Bayless is a member of our board of directors.
(9)	Includes 15,000 shares issuable upon the vesting of restricted stock units vesting within 60 days of January 15, 2016. Mr. Higgerson is a member of our board of directors.
(10)	Includes 7,693 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016, and 15,000 shares issuable upon the vesting of restricted stock units vesting within 60 days of January 15, 2016. Mr. McLaren is a member of our board of directors.
(11)	Includes 26,924 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016, and 15,000 shares issuable upon the vesting of restricted stock units vesting within 60 days of January 15, 2016. Mr. Martin is a member of our board of directors.
(12)	Includes 26,924 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016, and 15,000 shares issuable upon the vesting of restricted stock units vesting within 60 days of January 15, 2016. Mr. Fromberg is a member of our board of directors.
(13)	Includes 573,733 shares issuable upon the exercise of options exercisable within 60 days of January 15, 2016, and 60,000 shares issuable upon the vesting of restricted stock units vesting within 60 days of January 15, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended September 30, 2015, were satisfied.

STOCKHOLDER PROPOSALS OR NOMINATIONS

TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the fiscal 2017 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on September 27, 2016 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2017 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (November 10, 2016) nor later than the close of business on the 90th day (December 10, 2016) prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2017 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2016 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2017 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2016 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Xtera stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our

Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and use separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, Annual Report or Proxy Statement mailed to you, please submit a written request to our Corporate Secretary, Xtera Communications, Inc., 500 W. Bethany Drive, Suite 100, Allen, Texas 75013, or call our Investor Relations representative at 972.649.5113, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy statement or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice that was sent to you. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

Paul J. Colan

Chief Financial Officer and Corporate Secretary

January 25, 2016

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

01	Clinton W. Bybee	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2	To ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will voted FOR items 1 and 2. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

For address change/comments, mark here.

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

☐

SHARES CUSIP # SEQUENCE #

JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000261954_1 R1.0.0.51160	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

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XTERA COMMUNICATIONS INC Annual Meeting of Stockholders March 10, 2016 10:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jon R. Hopper and Paul J. Colan, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Xtera Communications, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, on March 10, 2016, at the offices of DLA Piper LLP (US) located at 1717 Main Street, Suite 4600, Dallas, Texas 75201, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000261954_2 R1.0.0.51160